UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2017

Cerecor Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37590	45-0705648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street Suite 606 Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter). ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Appointment of Steven Boyd and Peter Greenleaf as Directors

On April 27, 2017, in connection with the closing of a private placement with Armistice Capital Master Fund Ltd (“Armistice”), Cerecor Inc. (the “Company”) issued to Armistice shares of the Company’s newly-created Series A Convertible Preferred Stock (“Series A Preferred Stock”). Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock, as long as Armistice maintains beneficial ownership of at least 13% of the Company’s outstanding stock, Armistice, exclusively and as a separate class, is entitled to designate two directors (the “Series A Directors”) to the Company’s board of directors (the “Board”). On May 12, 2017, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Steven Boyd and Peter Greenleaf to the Board as the Series A Directors. Mr. Boyd will serve as a Class III director, continuing in office until the 2018 annual meeting of stockholders, and will also serve as a member of the Nominating and Corporate Governance Committee of the Board. Mr. Greenleaf will serve as a Class I director, continuing in office until the 2019 annual meeting of stockholders, and will also serve as a member of the Compensation Committee of the Board.
Mr. Boyd is the Chief Investment Officer of Armistice Capital, LLC, the investment manager of Armistice. He founded Armistice Capital in 2012, which was named “best new hedge fund” by Hedge Funds Review the following year. Prior to Armistice, Mr. Boyd was an analyst at Senator Investment Group and York Capital. He started his career at McKinsey & Company. Mr. Boyd received a B.S. in Economics (with a concentration in Finance) and a B.A. in Political Science from The Wharton School of the University of Pennsylvania. Our Board believes that Mr. Boyd’s extensive experience as an investor in biopharmaceutical companies will make him a valuable member of the Board.

There is no family relationship between Mr. Boyd and any of the Company’s other directors or executive officers.

Mr. Greenleaf currently serves as Chief Executive Officer and is a member of the board of directors of Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP), positions he has held since March 2014. Prior to joining Sucampo, from June 2013 to March 2014, Mr. Greenleaf served as Chief Executive Officer and a member of the board of directors of Histogenics Corporation, a regenerative medicine company. Prior to joining Histogenics, from 2006 to 2013, Mr. Greenleaf was employed by MedImmune LLC, the global biologics arm of AstraZeneca, where he most recently served as President. From January 2010 to June 2013, Mr. Greenleaf also served as President of MedImmune Ventures, a wholly owned venture capital fund within the AstraZeneca Group. He is also a member of the board of directors of the Biotechnology Industry Organization (BIO), where he serves on the Governing Boards of the Emerging Companies and Health Sections. Mr. Greenleaf earned a bachelor’s degree from Western Connecticut State University and a master’s degree in business administration from St. Joseph’s University. Our Board believes that Mr. Boyd’s extensive experience in strategic planning and drug development at several biopharmaceutical companies will make him a valuable member of the Board.

There is no family relationship between Mr. Greenleaf and any of the Company’s other directors or executive officers.

Item 7.01.     Regulation FD Disclosure.

On May 15, 2017, the Company issued a press release announcing Mr. Boyd's and Mr. Greenleaf's appointment to the Board. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 15, 2017, entitled “Cerecor Inc. appoints Steven Boyd and Peter Greenleaf to Board of Directors.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerecor Inc.

By:	/s/ Mariam Morris
Mariam Morris
Chief Financial Officer

Date: May 15, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 15, 2017, entitled “Cerecor Inc. appoints Steven Boyd and Peter Greenleaf to Board of Directors.”

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